UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2014

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  Red Robin Gourmet Burgers, Inc. (the “Company”) previously announced the elimination of the position of Chief Operating Officer held by Eric C. Houseman effective as of August 1, 2014. In connection with Mr. Houseman’s departure, the Company, Red Robin International, Inc., and Mr. Houseman entered into a severance agreement, dated as of July 25, 2014 (the “Severance Agreement”). Pursuant to the terms of the Severance Agreement, the Company has agreed to pay to Mr. Houseman (i) $174,561.23, less applicable taxes, which is an amount equal to the salary Red Robin would have paid Mr. Houseman if he had remained employed with the Company through December 31, 2014; (ii) a single lump-sum severance payment to Mr. Houseman for $420,240.00, less applicable taxes; and, (iii) a lump sum payment in an amount equivalent to the annual bonus that would otherwise have been earned and be payable had he continued to be employed by the Company for the full fiscal year (the bonus targets set forth in the Company’s 2014 bonus plan shall govern Mr. Houseman’s eligibility for the payment and the amount of the payment, if any is owed). The amounts set forth in (i) and (ii) above are in consideration of Mr. Houseman’s obligations under the Severance Agreement and his provision of transition and other services to the Company through March 1, 2015. In addition, all unvested stock options, restricted stock units, and other equity-based awards held by Mr. Houseman will continue to vest through March 1, 2015. The Severance Agreement also contains non-solicitation and confidentiality provisions, as well as a general release by Mr. Houseman of claims against the Company, and other customary terms.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01                                  Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

10.1	Severance Agreement by and among Red Robin Gourmet Burgers, Inc., Red Robin International, Inc., and Eric C. Houseman dated July 25, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC.

Date: July 29, 2014	By:	/s/ Michael L. Kaplan
	Name:	Michael L. Kaplan
	Title:	Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Agreement by and among Red Robin Gourmet Burgers, Inc., Red Robin International, Inc., and Eric C. Houseman dated July 25, 2014.